EXHIBIT 10.2

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
TO:	REOSTAR ENERGY CORPORATION. (OTCBB: REOS) (FORMERLY GOLDRANGE RESOURCES, INC) 5416 BIRCHMAN AVE FORT WORTH, TEXAS 76107

Purchase of Shares and Warrants

1. SUBSCRIPTION

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the securities (the "Securities") of ReoStar Energy Corporation., a Nevada corporation (or its successor entity) (the "Company"), consisting of ___________ shares of the Company's common stock (the "Shares") and a warrant to purchase __________ shares of Company's common stock, in the form attached hereto as Exhibit A (the "Warrants"), at a subscription price of $1.00 per unit, for a total purchase price of $___________ (the "Subscription Proceeds"), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein (such subscription and agreement to purchase being the "Subscription"). The exercise price of the warrant is $1.50 per share.

1.2 The Subscription may be rejected in whole or in part by the Company, in its sole and absolute discretion for any cause or for no cause. Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

1.3 Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

1.4 The Subscriber acknowledges that the offering of Shares contemplated hereby is part of a private placement by the Company of up to an aggregate subscription level of $25,000,000 (the "Offering"). Notwithstanding the foregoing, the Company reserves the right to increase the subscription level.

2. PAYMENT

2.1 The Subscription Proceeds must accompany this Subscription and shall be wired directly to the Company's legal counsel in accordance with the wire instructions attached hereto as Schedule A. The Subscriber authorizes the Company's legal counsel to deliver the Subscription Proceeds to the Company on the Closing Date (as defined below).

2.2 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held by the Company's legal counsel on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

3. DOCUMENTS REQUIRED FROM SUBSCRIBER

3.1 The Subscriber must complete, sign and return to the Company or its legal counsel, as directed by the Company, two (2) executed copies of this Subscription Agreement. In addition, the Subscriber must complete, sign and return to the Company the Investor Suitability Questionnaire attached hereto as Exhibit B and the Non-Disclosure Agreement attached hereto as Exhibit C.

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as the Company may require to comply with applicable securities laws or any regulatory authorities.

4. CLOSING

4.1 Closing of the offering of the Securities (the "Closing") shall occur on or before March 31st, 2007, or on such other date as may be determined by the Company (the "Closing Date"), and may occur in multiple closings as the Company may determine.

5. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

5.1 The Subscriber hereby makes the following representations and warranties to the Company:

(a)	The Subscriber understands that the Shares, the Warrants, and the shares underlying the Warrants have not been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from regulation for non-public offerings. The Subscriber understands that the Securities or any interest therein may not be, and agrees that the Securities or any interest therein will not be, resold or otherwise disposed of by the undersigned unless the Securities are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available;

(b)	The Subscriber is acquiring the Shares, the Warrants, and the shares underlying the Warrants, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares, the Warrants, or the shares underlying the Warrants;

(c)	The Subscriber, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its "Purchaser Representative"), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Subscriber or its Purchaser Representative can protect its own interests. The Subscriber or its Purchaser Representative has such knowledge and experience in financial and business matters so that the Subscriber or its Purchaser

Representative is capable of evaluating the merits and risks of its investment in the Company;

(d)	The Subscriber understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Subscriber can bear the economic risk of the Subscriber's investment and is able, without impairing the Subscriber's financial condition, to hold the Shares, the Warrants, and the shares underlying the Warrants for an indefinite period of time and to suffer a complete loss of such Investor's investment;

(e)	The Subscriber has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreement, as well as the Company's business, management and financial affairs, which questions were answered to its satisfaction. The Subscriber believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Securities and the shares underlying the Warrants. The Subscriber understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company's business and prospects, but were not necessarily a thorough or exhaustive description. The Subscriber acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Subscriber also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment;

(f)	The Subscriber is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company;

(g)	The residency of the Subscriber (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the Subscriber's signature page to this Subscription Agreement;

(h)	The Subscriber has all requisite power and authority to execute and deliver the Agreement, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of the Agreement. All action on the part of the Subscriber necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Subscriber's obligations under the Agreement, has been taken or will be taken prior to the Closing;

(i)	The Agreement, when executed and delivered by the Subscriber, will constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their terms except: (i) to the extent that any indemnification provisions contained herein may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity;

(j)	No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the

Subscriber in connection with the execution and delivery of the Agreement by the Subscriber or the performance of the Subscriber's obligations hereunder;

(k)	The Subscriber has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreement. With respect to such matters, the Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Subscriber understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreement;

(l)	the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(m)	The Subscriber has been informed of and understands the following:

(i)	There are substantial restrictions on the transferability of the Securities;

(ii)	No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Securities;

(n)	None of the following information has ever been represented, guaranteed, or warranted to the Subscriber, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other person:

(i)	The approximate or exact length of time that the Subscriber will be required to remain a holder of the Securities;

(ii)	The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in the Company;

(iii)	That the past performance or experience of the Company, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on the investment;

(o)	The Subscriber has not distributed any information relating to this investment to anyone other than his purchaser representative, if any, and no other person except such personal representative and the Subscriber has used this information;

5.2 Each Subscriber who is a Non-U.S. person (as defined herein) hereby represents and warrants to the Company as follows:

(a)	This Agreement is made by the Company with such Subscriber who is a Non-U.S. person in reliance upon such Non-U.S. person's representations, warranties and covenants made in this Section 5.2;

(b)	Such Non-U.S. person has been advised and acknowledges that:

(i)	the Shares, the Warrants, and the shares underlying the Warrants have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(ii)	n issuing and selling the Shares, the Warrants, and the shares underlying the Warrants to such Non-U.S. person pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulation S and/or on Section 4(2) under the Securities Act;

(iii)	it is a condition to the availability of the Regulation S "safe harbor" that the Shares, the Warrants, and the shares underlying the Warrants not be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the Closing (the "Restricted Period"), the Shares, the Warrants, and the shares underlying the Warrants may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person;

(iv)	As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. person" (as defined in Regulation S) means:

A.	a natural person resident in the United States;

B.	any partnership or corporation organized or incorporated under the laws of the United States;

C.	any estate of which any executor or administrator is a U.S. person;

D.	any trust of which any trustee is a U.S. person;

E.	any agency or branch of a foreign entity located in the United States;

F.	any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

G.	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

H.	a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term "Non-U.S. person" means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(c)	Such Non-U.S. person agrees that with respect to the Shares, the Warrants, and the shares underlying the Warrants until the expiration of the Restricted Period:

(i)	such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, the Warrants, and the shares underlying the Warrants, or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Shares, the Warrants, and the shares underlying the Warrants may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(ii)	such Non-U.S. person shall not engage in hedging transactions with regard to the Shares, the Warrants, and the shares underlying the Warrants unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, the Warrants, and the shares underlying the Warrants, except for transferees pursuant to an effective registration statement. Such Non-U.S. person agrees that after the Restricted Period, the Shares, the Warrants, and the shares underlying the Warrant may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(d)	Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares, the Warrants, and the shares underlying the Warrants.

(e)	Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares, the Warrants, or the shares underlying the Warrants for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person's behalf in connection therewith will be located outside the United States.

(f)	At the time of offering to such Non-U.S. person and communication of such Non-U.S. person's order to purchase the Shares, the Warrants, or the shares underlying the Warrants and at the time of such Non-U.S. Person's execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person's behalf in connection therewith were located outside the United States.

(g)	Such Non-U.S. person is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

(h)	Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 5.2 and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i)	If the Subscriber is not a United States person, such Subscriber hereby represents that such Subscriber is satisfied as to the full observance of the laws of such Subscriber's jurisdiction in connection with any invitation to subscribe for the Shares, the Warrants, and the shares underlying the Warrants or any use of the Agreement, including (i) the legal requirements within such Subscriber's jurisdiction for the purchase of Shares, the Warrants, and the shares underlying the Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such Subscriber's subscription and payment for, and such Subscriber's continued beneficial ownership of, the Shares, the Warrants, and the shares underlying the Warrants will not violate any applicable securities or other laws of such Subscriber's jurisdiction.

6. REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

6.1 The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Securities under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares and the Warrants on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

7. REGISTRATION RIGHTS

7.1 The Company shall file with the SEC not later than 90 days after the Closing Date (the "Filing Date"), and thereafter use its best efforts to cause to be declared effective by the SEC, a registration statement (the "Registration Statement") (on Form S-1, Form SB-2 or such other form that it is eligible to use), within 120 days of the filing of the Registration Statement, in order to register the Shares and the shares underlying the Warrants (the "Registrable Securities") for resale and distribution under the Securities Act. The Company agrees to respond to all SEC comments within 14 business days of receipt thereof by the Company. The Company agrees to pay penalties equal to 1.0% of the investment amount for the first 30 days and 1.5% of the investment amount price for every 30 days thereafter if the registration is not filed by the Filing Deadline. The same penalties shall apply if the registration is filed in a timely manner but the comments are not responded to within the allotted time frame referenced above. The penalty may be paid in cash or stock at the option of Company provided that the shares are registered. If the Company elects to pay the penalty in shares, the shares will be priced at Volume Weighted Average Price for the 20 trading days prior to the payment date.

7.2 If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)	prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such Registration Statement has been effective for a period of one (1) year, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Registration

Statement in accordance with the Subscriber's intended method of disposition set forth in such Registration Statement for such period;

(b)	furnish to the Subscriber, at the Company's expense, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement; and

(c)	immediately notify the Subscribe when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

7.3 In connection with each Registration Statement described in this Section 7, the Subscriber will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

8. LEGENDING AND REGISTRATION OF SUBJECT SHARES

8.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Securities to the effect that the Securities represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

8.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9. COLLECTION OF PERSONAL INFORMATION

9.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering. The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) regulatory authorities and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Securities as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

10. COSTS

10.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

11. GOVERNING LAW

11.1 This Subscription Agreement is governed by the laws of the State of California and the federal laws applicable therein.

12. SURVIVAL

12.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

13. ASSIGNMENT

13.1 This Subscription Agreement is not transferable or assignable.

14. EXECUTION

14.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

15. SEVERABILITY

15.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

16. ENTIRE AGREEMENT

16.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17. NOTICES

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber and the Company shall be directed to it at the respective addresses set forth in this Subscription Agreement and the signature pages hereto.

18. COUNTERPARTS

18.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.
___________________________________ (Name of Subscriber - Please type or print)

___________________________________ (Signature and, if applicable, Office)

___________________________________ (Address of Subscriber)

___________________________________ (City, State or Province, Postal Code of Subscriber)

___________________________________ (Country of Subscriber)

Please send original by courrier to:

Greenberg Traurig, LLP

Attention: Raymond A. Lee

Center Tower,

650 Town Center Drive,

Suite 1700,

Costa Mesa, CA 92626

USA

Tel: 714.708.6500

With a fax copy to

Fax: +1.714.708.6501 AND +44.207.681.17.52

A C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares for purchase and the issuance of Warrants to _______________________ is hereby accepted by REOSTAR ENERGY CORPORATION (or its successor entity).

Dated the ____ day of ___________________, 2007, at _________________________.

REOSTAR ENERGY CORPORATION

By: _________________________

Name: Mark S. Zouvas

Title: Chief Executive Officer

SCHEDULE A

TRUST FUNDS (USD)

INSTRUCTIONS FOR WIRING FUNDS TO GREENBERG TRAURIG, LLP

Wire Instructions

CitiBank Wire Transfer Instructions

Domestic

Citibank FSB 201 S. Biscayne Blvd., Suite 3100 Miami, Florida 33131 USA

For credit to the account of:	Greenberg Traurig
ABA routing number	266086554
Account #	3200175071
Reference:	Client/Matter #36349.010100
ReoStar Energy Corporation Private Placement

International

Citibank FSB 201 S. Biscayne Blvd., Suite 3100 Miami, Florida 33131 USA

For credit to the account of:	Greenberg Traurig
International Swift code	CITIUS33
US ABA number	266086554
Account	# 3200175071
Reference:	Client/Matter #36349.010100
ReoStar Energy Corporation Private Placement